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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
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                                  FORM 8-K

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                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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                              JANUARY 23, 2006
              Date of Report (Date of Earliest Event Reported)

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                 GOLDMAN SACHS HEDGE FUND PARTNERS II, LLC
           (Exact name of registrant as specified in its charter)

    DELAWARE                     000-51829                   02-0699398
 (State or other          (Commission File Number)        (I.R.S. Employer
 jurisdiction of                                         Identification No.)
incorporation or
  organization)

          701 MOUNT LUCAS ROAD                            08540
         PRINCETON, NEW JERSEY                         (Zip Code)
(Address of principal executive offices)

                                609-497-5500
            (Registrant's telephone number, including area code)

                               NOT APPLICABLE
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On January 19, 2006, Goldman Sachs Hedge Fund Partners II, LLC ("we", "our", "us") entered into a Note Purchase Agreement with Barclays Bank PLC (the "Noteholder").

     For more information about our Note Purchase Agreement, see the disclosure under item 2.03 of this report, which is incorporated by reference into this Item 1.01.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

NOTE PURCHASE AGREEMENT
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     As discussed in Item 1.01 above, we have entered into the Note
Purchase Agreement. A copy of the Note Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The following is a summary of the material terms and conditions of our Note Purchase Agreement and is qualified in its entirety by reference to the Note Purchase Agreement.

     Amount and Final Maturity. The Note Purchase Agreement provides that the Noteholder will make advances to us under a promissory note (the "Note") from time to time. We may borrow up to an amount (the "Commitment") equal to the lesser of (i) $50,000,000, and (ii) 10.0% of our net asset value from time to time. The Note has a final stated maturity of 364 days - January 17, 2007.

     Use of Proceeds. We will use the proceeds of the advances under the Note for liquidity management in connection with subscriptions to us and redemptions of our investments in funds and for general purposes not prohibited by our Note Purchase Agreement or the investment guidelines therein.

     Interest and Commitment Fee. The advances bear interest at a per annum rate equal to (i) with respect to advances provided on less than three business days' prior notice, the overnight London inter-bank offered rate ("LIBOR"), for the initial day of such advance and one-week LIBOR thereafter, and (ii) with respect to all other advances, one-week LIBOR, plus in each case 0.65% per annum.

     We have agreed to pay a monthly commitment fee to the Noteholder at the rate of 0.25% per annum of the greater of (i) $20,000,000 less the average daily aggregate principal amount of all advances outstanding, and
(ii) the average daily aggregate unused portion of the Commitment.

     Interest and commitment fees will, at our option, either (i) in the absence of an event of default, automatically be added to the outstanding principal balance of the advances, or (ii) be payable in cash monthly in arrears.

     Mandatory and Optional Prepayments. We are required to make mandatory prepayments to the extent outstanding advances (subject to adjustments for pending redemptions of funds by us) exceed 12% of our net asset value, payable when we have received proceeds of redemptions from funds. We are also required to make mandatory prepayments if the Noteholder notifies us that our investments in funds do not meet certain liquidity and diversification criteria set forth in the Note Purchase Agreement, payable within ninety days of any such notice.

     We may voluntarily borrow, repay and reborrow advances on a revolving basis.

     Conditions Precedent. The obligation of the Noteholder to make advances to us is subject to customary conditions precedent, including the absence of defaults.

     Early Close Out Fee. If we terminate the Note Purchase Agreement prior to the stated final maturity, we have agreed to pay a fee equal to the product of 0.25% per annum times the greater of (i) $20,000,000, and (ii) the Commitment in effect immediately prior to such optional termination times "M"; where "M" equals the period commencing on the date of such optional termination and ending on the stated final maturity.

     Representations; Covenants and Events of Default. Our Note Purchase Agreement contains representations and warranties, affirmative and negative covenants and events of default customary for credit facilities of this type.

ITEM 9.01.     FINANCIAL STATEMENT AND EXHIBITS.

EXHIBITS.

Exhibit
Number         Description
------         -----------

10.1 Note Purchase Agreement, dated as of January 19, 2006, between Goldman Sachs Hedge Fund Partners II, LLC and Barclays Bank PLC.


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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

     Date: January 19, 2006


                                    GOLDMAN SACHS HEDGE FUND PARTNERS II, LLC
                                      (Registrant)


                                    By: Goldman Sachs Hedge Fund Strategies LLC
                                        Managing Member

                                        By: /s/ Tobin V. Levy
                                           -----------------------------
                                            Tobin V. Levy
                                            Managing Director and Chief
                                            Financial Officer